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                                                                    Exhibit 99.1

                                  PRESS RELEASE

NEW YORK--(BUSINESS WIRE)--June 17, 1999--SFX Entertainment, Inc. (NYSE: SFX) today announced that it has developed a multifaceted Internet strategy which will encompass the launching of the first phase of its website, SFX.com, shortly, the acquisition of a one third interest in a major developer of private-label Internet service providers focused on any affinity group, investment in a leading online-based sports media company, and an agreement with Intel Corporation to deliver 20 cybercasts of live superstar performances staged at SFX venues this summer.

In launching the first phase of its Internet strategy, SFX will consolidate the multiple sites associated with its component subsidiaries into a single website, SFX.com, designed to be the primary destination for all Internet users seeking information about and access to live entertainment. SFX has been working with U.
S. Web to develop this site which will allow its visitors to not only obtain the most current information on concert dates and performers, but also give participating users unique access to membership in a ticket-buyers club and to various other forms of privileged e-commerce opportunities. SFX expects to launch the alpha site this summer, with a beta introduction shortly thereafter. It anticipates going into full test mode at that time, with final completion in time for its year 2000 schedule of live performances including music, theater and family entertainment.

Alongside SFX.com, the company will also launch ticketraders.com, the first site dedicated to the commerce of swapping and trading tickets. SFX recognizes that there are many people, including season ticket holders to sporting events and other ticket holders to SFX events, who may wish to trade for other tickets or merchandise. To accommodate this underserved market, SFX will launch this new site at about the same time as SFX.com.

Given SFX's tremendous access to entertainment and sports stars through its vast array of production and promotional activities, SFX has also decided to capitalize on this valuable asset by teaming up with star performers through its acquisition of a one third interest in a major developer of private-label Internet service providers available for any affinity group including celebrity fan clubs, sports teams and other well-recognized names. This company not only offers its users full access to the Internet, but most importantly delivers the extraordinary added value of exclusive memberships to the official websites of their favorite artists, bands and teams. It has created the first combined ISP and online fan club, which in only seven months with virtually no advertising attracted nearly 10,000 members. Each subscriber has full Internet access and enjoys extensive proprietary content built around one of the world's most recognized music stars. The site's features include the first custom designed 3-D chat environment, online collaborations with the star, song lyric contests, and the artist's personal multi-media journals. This exciting ISP was launched in late 1998 to rave reviews, with Ziff-Davis calling it, "the coolest ISP on the planet." With this Internet vehicle, SFX will have even greater access to its 37 million strong audience, a self-selected, product-hungry fan base eager for further involvement with their

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favorite stars, teams and events. Already, fourteen additional agreements have been made, and the company will announce launch dates for several of these ISPs over the next few weeks.

SFX has also made an investment in a company, which produces exclusive online sites for professional athletes and develops interactive sponsorship and merchandising opportunities between athletes and fans worldwide. It currently produces the exclusive official sites for over 100 prominent athletes, pursuing merchandise and sponsorship relationships with them. Corporate sponsors such as Coca Cola and Converse have increasingly recognized the company's popularity and joined the online site to market their own products and web sites. Traffic in the online site has exploded to a million visitors in the latest month and it has established record levels of sports product sales. Given SFX's leading position in sports marketing and talent representation across all major sports, SFX believes there is a natural fit in making this initial investment in such a dynamic Internet sports company.

Further establishing SFX as the world's premiere live entertainment provider, SFX has teamed up with Intel to provide Internet users with the next best thing to actually being at a performance which they may not be able to attend. This partnership will use the state-of-the-art technology made possible by Intel's Pentium III processor to apply the full power of its audio-visual technology in bringing the excitement of 20 live SFX concerts to PCs around the world. Customers who purchase Pentium III processor-enabled computers will be able to experience leading edge technology, including video and realistic graphics, all helping to duplicate as closely as possible the reality of the SFX concert-going experience.

Robert F. X. Sillerman, Executive Chairman of SFX Entertainment, Inc., commented, "This is only the beginning of the implementation of our exciting Internet strategy. While our roadmap is clear, the full potential of available e-commerce opportunities is still ahead of us. We are mindful of the valuations which the market has assigned to pure Internet companies, but given the unrealized revenue potential which we foresee for SFX in this area, we have no current intention of spinning off our Internet businesses. We have been approached by dozens of companies offering various forms of participation in our Internet efforts, and we continue to explore all of our options at this early stage. We believe we have already established fundamental alliances, which, along with our SFX.com website, will begin to take advantage of the broad and deep relationships which we enjoy throughout the spectrum of live entertainment. Having witnessed the popularity of our own subsidiaries' separate websites and the powerful success of the companies in which we have invested, we see the Internet as a great extension for ourselves. We look forward to a very prosperous future in cyberspace and to making many additional exciting announcements in the months ahead."

SFX Entertainment is the world's largest diversified promoter, producer and venue operator for live entertainment events. SFX owns, partially or entirely, and/or operates the largest network of venues in the country used principally for music concerts and other live entertainment events. SFX has 82 venues including 16 amphitheaters in all of the top 10 markets and owns or operates venues in 31 of the top 50 markets overall. SFX also develops and manages touring Broadway shows, selling subscription series in 38 markets that maintain active touring schedules. Through

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its large number of venues, its strong market presence and the long operating histories of the businesses it has acquired, SFX operates an integrated franchise that promotes and produces a broad variety of live entertainment events locally, regionally and nationally. Pro forma for all acquisitions, during 1998, approximately 37 million people attended approximately 13,200 events promoted and/or produced by SFX, including over 6,250 music concerts, 5,800 theatrical shows, over 800 family entertainment shows and over 350 specialized motor sports shows. In addition, SFX is a leading fully-integrated sports marketing and management company specializing in the representation of athletes and broadcasters, integrated event management, television programming and production and marketing consulting services in the sports, news and other entertainment industries.

This press release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Because these statements apply to future events, they are subject to risks and uncertainties that could cause actual results to differ materially, including the company's absence of combined operating history and potential inability to integrate acquired businesses, need for additional financing, high degree of leverage, granting of rights to acquire certain portions of the company's operations, variable economic conditions and consumer tastes, restrictions imposed by existing debt and future payment obligations. Important factors that could cause actual results to differ materially are described in the company's reports on Forms 10-K and 10-Q and other filings with the Securities and Exchange Commission.

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